UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224-6427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on May 9, 2025, American Bitcoin Corp. (“Historical ABTC”), a Delaware corporation and majority-owned subsidiary of Hut 8 Corp., a Delaware corporation (the “Company”), focused on industrial-scale Bitcoin mining and strategic Bitcoin reserve development, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gryphon Digital Mining, Inc., a Delaware corporation (“Gryphon”), GDM Merger Sub I Inc., a Delaware corporation, and GDM Merger Sub II LLC, a Delaware limited liability company, providing for the acquisition of Historical ABTC by Gryphon.

On September 3, 2025, the closing (the “Closing”) of the transactions contemplated by the Merger Agreement was completed. At the Closing, (i) the issued and outstanding capital stock of Historical ABTC (other than certain excluded shares) was canceled and converted into the right to receive newly issued stock representing, in the aggregate, approximately 98% of the issued and outstanding stock of Gryphon as of immediately following the Closing, on a fully diluted basis, and (ii) Gryphon was renamed “American Bitcoin Corp.” Gryphon following the Closing is referred to in this Current Report on Form 8-K as the “Combined Entity.”

As of immediately following the Closing, the Company indirectly holds a majority of the issued and outstanding capital stock of the Combined Entity, including approximately 80% of the total voting power of the issued and outstanding capital stock of the Combined Entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.

Date: September 3, 2025

	By:	/s/ Victor Semah
		Name:	Victor Semah
		Title:	Chief Legal Officer & Corporate Secretary

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